UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2013

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Alion Science and Technology Corporation (Alion or the Company) intends to disclose on December 24, 2013, the following non-public information.

Consolidated EBITDA (as defined in the Company’s Credit Agreement dated as of March 22, 2010, as amended) for the twelve months ended September 30, 2013, was approximately $71.0 million, and for the three months ended September 30, 2013, was approximately $16.9 million. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.

Non-GAAP Measures—Consolidated Net Income and Consolidated EBITDA Calculations

(Dollars in thousands)

(Unaudited)

	Three months ended September 30, 2013	Twelve months ended September 30, 2013
Calculation of Consolidated Net Income
Net loss	$(9,352)	$(36,591)
Less: Gain on asset sales	—	(157)
Less: Debt extinguishment gain	(1,947)	(3,913)

Consolidated Net Income	$(11,299)	$(40,661)

Calculation of Consolidated EBITDA
Consolidated Net Income	$(11,299)	$(40,661)
Plus: Interest expense	18,886	75,700
Plus: Income tax expense	1,746	6,977
Plus: Depreciation and amortization expense	1,424	7,348
Plus: Non-cash stock-based compensation expense	(298)	(219)
Less: Cash paid for stock-based compensation	—	—
Plus: Non-cash ESOP and 401(k) contributions	3,305	13,844
Plus: Employee salary deferrals used to purchase Alion common stock	402	1,968
Less: Cash paid for ESOP obligations	(1)	(1,636)
Plus: Non-cash LTIP expense	804	2,281
Less: Cash paid for LTIP grants	(1,429)	(1,843)
Plus: Non-recurring expenses	3,352	7,242

Consolidated EBITDA	$16,892	$71,001

EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure under generally accepted accounting principles in the United States of America (GAAP). EBITDA is a common non-GAAP financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA does not measure operating income, profitability, cash flows or liquidity in accordance with GAAP. EBITDA has important limitations on its usefulness as an analytical tool.

Alion’s Credit Agreement includes the contractually defined term “Consolidated EBITDA.” Under Alion’s Credit Agreement, Consolidated EBITDA is used to measure our ability to meet our debt covenants. Consolidated EBITDA also is not defined under GAAP and does not measure operating income, operating performance, profitability, cash flow or liquidity in accordance with GAAP, and it also has important limitations on its usefulness as an analytical tool. As reflected in the table above, Consolidated EBITDA adjusts Consolidated Net Income by adding back certain non-cash expenses and deducting certain cash payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2013

ALION SCIENCE AND TECHNOLOGY CORPORATION

/s/ Barry M. Broadus
Name:	Barry M. Broadus
Title:	Chief Financial Officer